UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2008

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Warfvingesväg 45, SE-112 51 Stockholm, Sweden 4000 Executive Parkway, Suite 200, San Ramon, CA.	94583
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
+468 678 18 50 — Sweden
(925) 355-7700 — USA

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 3, 2008, the Board of Directors of Neonode Inc. (the “Company”) appointed Kenneth E. Olson to the Company’s Board of Directors. In addition to joining the Board, Mr. Olson was appointed to the Company's Audit and Compensation Committees and by virtue of his experience and expertise, is deemed to be a "Financial Expert" by the Board for purposes of his services on the Audit Committee and Sarbanes-Oxley (SOX) compliance. He was also appointed Chairman of the Corporate Governance and Nominating Committee.

Consistent with the Company’s director compensation policy, as an independent director, Mr. Olson will receive an annual fee of $24,000 paid in 12 equal monthly installments of $2,000.

Upon appointment to the Board, Mr. Olson received an option to purchase 40,000 shares of the Company’s common stock at an exercise price of $0.60, equal to the closing market price of the Company’s common stock on the day of Mr. Olson’s appointment to the Board. In addition, on the first business of each year of he serves on the Board, Mr. Olson will receive an option to purchase 40,000 shares of the Company’s common stock with an exercise price determined by the closing price of the Company’s common stock on the date of grant. The stock option grants will be made under the Company’s 2006 Equity Incentive Stock Option Plan, vest one year from the date of grant with a five-year term. Mr. Olson will also be entitled to reimbursement for all expenses incurred in connection with attending the Company’s Board and Committee meetings.

Mr. Olson is an electrical engineer and holds an MBA from Pepperdine University. In addition he has published numerous articles and has participated in numerous lectures and panel discussions regarding corporate governance.

Over his career, Mr. Olson has served on the boards of directors for twenty-seven companies, including eight NASDAQ listed companies, and he currently serves on the board of directors of the following companies:

•
Digirad Corporation, (NASDAQ - DRAD), (solid-state radionuclide camera systems for detection of coronary artery disease; nuclear medicine imaging services); director since 4/96;, former Audit Committee chair, currently Governance Committee chair and Audit Committee member

•	Troxel Helmets (equestrian helmet design, marketing, and distribution); advisory director since 1996
•	Santrio, Inc. (Web-based systems software for sales representatives and managers); director since 2005
•	WD-40 Company (NASDAQ - WDFC), (consumer products); director since 6/00, former Chairman of Corporate Governance Committee, currently member of Corporate Governance and Audit committees
•	Express Ventures (venture capital fund); director since 2005
•	EcoLayers, Inc. (environmental software), director and chairman since 2007

Mr. Olson began his career as a project engineer with Power Instrument Corporation working with power conversion units. From 1961 through 1998, he served as the Chairman of the Board, CEO or CFO for various companies including Proxima Corporation (optical/electronic imaging systems), Megahaus Corporation (desktop publishing software), ADC (power conversion peripherals for minicomputers and mainframe computers) and its successor companies Topaz, Inc. and Square D Company.

A press release regarding Mr. Olson’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press release dated June 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 9, 2008

NEONODE Inc.

By:	/s/ David Brunton
David Brunton
Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press Release dated June 5, 2008